UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2008

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	0-9989	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2,
Canada
      (Address of Principal Executive Offices)

(905) 455-1990
  (Registrant's telephone number, including area code)

Not Applicable
   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 – RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 24, 2008, SunOpta Inc. issued a press release (attached hereto as exhibit 99.1) announcing certain preliminary financial results for the year ended December 31, 2007, which information is hereby incorporated by reference herein.

ITEM 4.02 – NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On January 24, 2008, the Company and the Audit Committee of the Board of Directors of SunOpta (the "Audit Committee") determined that one or more of the consolidated financial statements included in SunOpta's quarterly reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 will likely require restatement and should no longer be relied upon.

The decision that restatements will likely be required relates to specific issues within the SunOpta Fruit Group as further described in the press release as Exhibit 99.1, which information is hereby incorporated by reference herein.

The Audit Committee has discussed this matter with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP.

ITEM 8.01 – OTHER EVENTS

SunOpta announced certain preliminary financial results, an update of its previous guidance for 2007 and related matters set forth in the press release attached hereto as exhibit 99.1, which is hereby incorporated by reference herein.

ITEM 9.01 -

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description

99.1	Press Release of SunOpta Inc., dated January 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Steven R. Bromley	By	/s/ John Dietrich

	Steven R. Bromley,		John Dietrich,
	President and Chief Executive Officer		Vice President and Chief Financial Officer

Date	January 24, 2008	Date	January 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of SunOpta Inc., dated January 24, 2008